Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute each of Mary A. Tremblay and Thomas P. Smith, as his or her true and lawful agents and attorneys-in-fact, either of whom is authorized to execute in his or her name, place and stead the Registration Statement on Form S-8 of Lydall, Inc. respecting 1,000,000 shares of common stock issued or issuable in connection with the Lydall 2003 Stock Incentive Compensation Plan, respectively, and any and all amendments thereto and to file such Form S-8 and any such amendment thereto with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 16th day of June, 2009.

By:	/s/ Dale G. Barnhart Dale G. Barnhart	President, Chief Executive Officer and Director

By:	/s/ Thomas P. Smith Thomas P. Smith	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Kathleen Burdett Kathleen Burdett	Director

By:	/s/ W. Leslie Duffy W. Leslie Duffy	Chairman of the Board of Directors

By:	/s/ Matthew T. Farrell Matthew T. Farrell	Director

By:	/s/ Marc T. Giles Marc T. Giles	Director

By:	/s/ William D. Gurley William D. Gurley	Director

By:	/s/ Suzanne Hammett Suzanne Hammett	Director

By:	/s/ S. Carl Soderstrom, Jr. S. Carl Soderstrom, Jr.	Director